                                                                               .
                                                                               .
                                                                               .
                                                                    EXHIBIT 99.4
(BURLINGTON RESOURCES LOGO)
                                                                    NEWS RELEASE

------------------------------------------------------------------------------------------------
TO: DAILY PAPERS, TRADE PRESS        FOR: IMMEDIATE      COMPANY CONTACTS:
    FINANCIAL AND SECURITY ANALYSTS       RELEASE        FINANCIAL: JOHN CARRARA    713-624-9548
                                                         MEDIA:     JAMES BARTLETT  713-624-9354

    BURLINGTON RESOURCES WEB SITE: www.br-inc.com                                         BR0406
------------------------------------------------------------------------------------------------

                   BURLINGTON RESOURCES REPORTS RECORD ANNUAL
                    EARNINGS OF $1.2 BILLION AND 142 PERCENT
                     RESERVE REPLACEMENT AT $1.19 UNIT COST

HOUSTON, TEXAS, JAN. 21, 2004 -- Burlington Resources (NYSE: BR and TSX: B) today announced record quarterly earnings during the fourth quarter of 2003 of $404 million, or $2.04 per diluted share, compared to prior-year fourth-quarter earnings of $157 million, or $0.78 per diluted share. Included in these results is a benefit of $0.88 per diluted share, attributable to lower Canadian tax obligations of $203 million, which was partially offset by $30 million of after-tax charges for impairment of several small producing properties and abandonment of certain deepwater acreage. Net cash provided by operating activities increased to $552 million from $376 million during the prior year's fourth quarter. Discretionary cash flow(1) was $629 million, compared to $528 million during prior year's fourth quarter.

Total production during the fourth quarter of 2003 was 2,723 million cubic feet of natural gas equivalent per day (MMcfed), an 11 percent increase from 2,464 MMcfed during the prior year's fourth quarter. Natural gas production was 1,957 million cubic feet per day (MMcfd), compared to 1,883 MMcfd during the prior year's quarter. Natural gas liquids production was 69.2 thousand barrels per day
(Mbd), compared to 59.6 Mbd during the prior year's quarter. Oil production was
58.5 Mbd, compared to 37.3 Mbd during the prior year's quarter.

Fourth-quarter 2003 price realizations for natural gas averaged $4.40 per thousand cubic feet (Mcf), compared to $3.82 per Mcf during the prior year's fourth quarter. Natural gas liquids price realizations were $20.54 per barrel, compared to $16.18 per barrel during the prior year's quarter. Oil price realizations were $25.40 per barrel, compared to $25.01 per barrel during the prior year's quarter.

Results for the full year of 2003 included record annual net income of $1.218 billion, or $6.08 per diluted share, compared to the previous year's $454 million, or $2.25 per diluted share. Net cash provided from operations increased to $2.539 billion, from $1.549 billion in 2002. Discretionary cash flow(1) was a record $2.597 billion, compared to the prior year's $1.538 billion. Total production in 2003 was essentially flat at 2,567 MMcfed, compared to 2,571 MMcfed the previous year, but when adjusted for property sales in 2002, volumes increased by 10 percent. Price realizations for natural gas were $4.83 per Mcf, compared to $3.20 per Mcf during 2002. Natural gas liquids price realizations were $20.40 per barrel, compared to $14.46 per barrel in 2002. Oil price realizations were $27.22 per barrel, compared to $24.11 per barrel in 2002.

Burlington also announced that it has agreed to acquire interests in 10 producing fields in South Louisiana from ChevronTexaco for $71.5 million, with closing anticipated during the first quarter. The company already has a rising production base in South Louisiana, as well as 660,000 acres of mineral fee lands and numerous state leases. The additional properties currently produce about 15 MMcfed net, and a number of development opportunities have been identified. The properties are located in Burlington's core areas and overlap with its fee acreage.

"Burlington had an outstanding year in 2003, both operationally and financially. We grew volumes from our high-quality asset positions and controlled our costs, thereby reaping the benefits of the strong prices," said Bobby S. Shackouls, chairman, president and chief executive officer. "Meanwhile, we have completed or are approaching completion on several major development projects and looking forward to accelerating our production growth. During 2004 we expect to reach the upper end of our target of achieving 3 percent to 8 percent average annual production growth. Our objectives for 2004 include a continued focus on profitability, while turning our attention to longer-term growth initiatives for 2005 and the years beyond."

Highlights for 2003 included:

o        BASIN EXCELLENCE(SM) - Burlington's core assets performed well.
Adjusted for production from properties divested in 2002, volumes rose 10 percent during 2003. This included increases of 8 percent in Canada and 5 percent in the U.S. Burlington attributes this performance to its Basin Excellence(SM) concept, which concentrates operations in roughly a dozen high-potential core areas where the company holds significant competitive advantages.

o CONTINUED LOW RESERVE REPLACEMENT COSTS - Burlington's average reserve replacement cost during 2003 was $1.19 per thousand cubic feet of natural gas equivalent (Mcfe) including acquisitions, which, despite continuing industry service cost inflation and considerable expenditures to develop previously booked reserves, is in line with the three-year average of $1.18 per Mcfe achieved from 2000 through 2002. Excluding acquisitions, the 2003 replacement cost was $1.23 per Mcfe.

o RIGOROUS COST CONTROL - Unit production and processing costs as well as administrative costs were essentially flat from 2002 to 2003. Burlington continues benefiting from acquisitions of lower-cost assets and the sale of higher-cost assets, and from a global purchasing initiative that is generating significant savings and improving capital efficiency by mitigating rising industry service costs.

o MOMENTUM ON INTERNATIONAL PROJECTS - Production from international operations increased to 13 percent of total volumes during the fourth quarter, an all-time high. During 2003, oil production began from the Burlington-operated MLN and satellite fields in Algeria. The company should benefit from a full year of production from these fields in 2004. In late 2003, oil production began from the partner-operated Bootes and Ursa fields offshore China and the Yuralpa Field in Ecuador, and these fields are expected to increase production during 2004. In addition, Burlington anticipates the start-up of gas production from the Rivers Fields in the East Irish Sea in the first half of 2004.

o VALUE-ADDED ACQUISITIONS - Property acquisitions in the San Juan and Fort Worth basins in the U.S., in Canada, in the Dutch North Sea and elsewhere totaled $228 million and added 228 billion cubic feet equivalent (Bcfe) in proved reserves, at an average cost of $1.00 per Mcfe. All the acquisitions strengthened Burlington's presence in core operating areas.

o HEIGHTENED FINANCIAL FLEXIBILITY - Total debt to total capitalization declined to 41 percent in 2003, from 51 percent the year before. In addition, net debt to total capitalization(1) declined to 36 percent at year-end, from 48 percent a year ago. High net income, debt repayments of $75 million and favorable currency exchange translation adjustments accounted for the stronger balance sheet position. The company's balance sheet included approximately $757 million in cash and cash equivalents at year-end 2003, compared to $443 million at the end of 2002.

o SHARE REPURCHASES AND INCREASED DIVIDENDS - The company repurchased approximately 7.4 million shares of its common stock during 2003 for a total of $361 million, or an average price of $48.63 per share. As of year-end, approximately $762 million remains in the current share repurchase authorization. In addition, Burlington's ordinary share dividend was increased by 9.1 percent in 2003.

o FAVORABLE INVESTMENT RETURNS - Burlington's return on capital employed(1) more than doubled to 17.9 percent during 2003, compared to 2002. In addition, total shareholder return was 31.3 percent.

RESERVES UPDATE

Total reserves at year-end increased to 11.8 trillion cubic feet equivalent
(Tcfe), up about 3 percent from 11.4 Tcfe the year before. Burlington replaced 142 percent of its 2003 worldwide production from all sources. Excluding acquisitions, the replacement rate was 118 percent. Worldwide reserve additions from all sources totaled 1,426 Bcfe. Extensions, discoveries and additions totaled 1,107 Bcfe including revisions. Acquisitions added 228 Bcfe, primarily in the San Juan Basin, the Fort Worth Basin and the Dutch North Sea.


2004 OUTLOOK

Production - Burlington expects volumes to rise during 2004 as a result of anticipated increases in North American oil and gas production and in international oil and gas production. The geographic breakdown by product follows:

                                      1st-Quarter 2004          Full-Year 2004
                                          Estimate                 Estimate
                                      ----------------        ----------------
         Gas (MMcfd)
               U.S.                     835   -    875          860   -    905
               Canada                   850   -    880          855   -    895
               Other International      185   -    215          185   -    230
                                      ----------------        ----------------
                      Total           1,870   -  1,970        1,900   -  2,030
         Natural Gas Liquids (Mbd)
               U.S.                    37.5   -   40.5         37.5   -   40.0
               Canada                  26.5   -   28.0         26.5   -   28.5
               Other International      0.0   -    0.0          0.0   -    0.0
                                      ----------------        ----------------
                      Total            64.0   -   68.5         64.0   -   68.5
         Crude Oil (Mbd)
               U.S.                    30.5   -   33.2         30.5   -   34.0
               Canada                   4.5   -    5.0          4.5   -    5.0
               Other International     27.0   -   35.0         28.5   -   34.0
                                      ----------------        ----------------
                      Total            62.0   -   73.2         63.5   -   73.0
                                      ================        ================
         Total Equiv. Prod. (MMcfed)  2,626   -  2,820        2,665   -  2,879


North American Natural Gas Hedges - As of January 12, 2004, Burlington had hedged the following volumes of future North American natural gas production using costless price collars or fixed price contracts. All prices are weighted averages adjusted to a NYMEX equivalent price using an estimate of differentials between the NYMEX price and regional prices. Detailed hedging information is available on Burlington's Web site at www.br-inc.com/docs/hedge.pdf.

                                     1st-Q. 2004    2nd-Q. 2004     3rd-Q. 2004
                                     -----------    -----------     -----------
         Costless collar volumes      437 MMcfd      283 MMcfd       149 MMcfd
         Floor price                  $4.57/Mcf      $4.50/Mcf       $4.59/Mcf
         Ceiling price                $6.94/Mcf      $6.39/Mcf       $6.38/Mcf
         Fixed-price volumes          395 MMcfd      39 MMcfd        39 MMcfd
         Fixed-price sales price      $6.40/Mcf      $3.55/Mcf       $3.62/Mcf

Other 2004 Financial Parameters - Estimated expenses for the first quarter and full year are:

                                               1st-Q. 2004             Full-Year 2004
                                               -----------             --------------
         Production & processing costs     $0.51 to $0.55/Mcfe      $0.50 to $0.54/Mcfe
         Administrative costs              $0.17 to $0.20/Mcfe      $0.15 to $0.18/Mcfe
         Transportation costs              $0.42 to $0.45/Mcfe      $0.40 to $0.44/Mcfe
         Depletion, depreciation
              & amortization               $1.08 to $1.12/Mcfe      $1.11 to $1.16/Mcfe
         Interest expense                  $68 MM to $72 MM         $275 MM to $280 MM
         Exploration costs                 $60 MM to $80 MM         $235 MM to $255 MM


In addition, Burlington anticipates an effective income tax rate of 33 to 37 percent for the full year of 2004. The breakdown between current and deferred taxes for the year could vary widely depending on commodity prices and other factors.

A financial statement, as well as reserves, statistics and non-GAAP reconciliation tables, accompany this release.

As a reminder, Burlington will webcast a conference call to discuss its fourth-quarter and full-year 2003 earnings and operations. The call will take place on Thursday, January 22 at 1 p.m. Central time. All materials and information related to the conference call, this press release and a package of financial and statistical information, may be accessed from the Burlington Resources Web site home page (www.br-inc.com) by selecting the link entitled "4th Qtr 2003 Conference Call Info Page," and then selecting the resource desired.

Burlington Resources ranks among the world's largest independent oil and gas companies, and holds one of the industry's leading positions in North American natural gas reserves and production. Headquartered in Houston, Texas, the company conducts exploration, production and development operations in the U.S., Canada, the United Kingdom, Africa, China and South America. For additional information see the Burlington Resources Web site at www.br-inc.com.

(1) See the accompanying tables for a reconciliation of GAAP and non-GAAP measures utilized in calculating discretionary cash flow, net debt to total capitalization, and return on capital employed.

--------------------------------------------------------------------------------
FORWARD-LOOKING STATEMENTS
This press release may contain projections and other forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. Any such projections or statements reflect the company's current views with respect to future events and financial performance. No assurances can be given, however, that these events will occur or that such projections will be achieved and actual results could differ materially from those projected. A discussion of important factors that could cause actual results to differ materially from those projected is included in the company's periodic reports filed with the Securities and Exchange Commission.
--------------------------------------------------------------------------------

                            BURLINGTON RESOURCES INC.
                 RECONCILIATION OF GAAP TO NON-GAAP MEASURE (a)
                             DISCRETIONARY CASH FLOW
                                 ($ IN MILLIONS)


Below is a reconciliation of net cash provided by operating activities to discretionary cash flow.

                                                      Twelve Months        Fourth Quarter
                                                   ------------------    -----------------
                                                     2003       2002       2003     2002
                                                   -------    -------    -------   -------
Net cash provided by operating activities          $ 2,539    $ 1,549    $   552   $   376
     Adjustments:
         Working capital                                80        (45)        59       126
         Changes in other assets and liabilities       (22)        34         18        26
                                                   -------    -------    -------   -------
Discretionary cash flow                            $ 2,597    $ 1,538    $   629   $   528
                                                   =======    =======    =======   =======


(a)  GAAP - Generally Accepted Accounting Principles.


Management believes that the non-GAAP measure of discretionary cash flow is useful information for investors because it is used internally and accepted by the investment community as a means of measuring the company's ability to fund its capital and dividend programs and to service its debt. Discretionary cash flow is also useful because it is widely used by professional research analysts in valuing, comparing ratings and providing investment recommendations of companies in the oil and gas exploration and production industry. Many investors use this published research in making investment decisions.

                            BURLINGTON RESOURCES INC.
                 RECONCILIATION OF GAAP TO NON-GAAP MEASURE (a)
                         NET DEBT TO TOTAL CAPITAL RATIO
                                 ($ IN MILLIONS)


Below is a reconciliation of debt to total capital ratio to net debt to total capital ratio.


                                                      December
                                                      31, 2003
                                                      --------
Total debt                                            $  3,873
Stockholders' equity                                     5,531
                                                      --------
      Total capital                                   $  9,404
                                                      ========


Total debt                                            $  3,873
      Adjustment:
         Less:  Cash and cash equivalents                  757
                                                      --------
Net debt                                              $  3,116
                                                      ========


Net debt                                              $  3,116
Stockholders' equity                                     5,531
                                                      --------
      Total adjusted capital                          $  8,647
                                                      ========


Debt to total capital ratio                                 41%
      Adjustment:
         Less:  Impact of cash and cash equivalents          5%
                                                      --------
Net debt to total capital ratio                             36%
                                                      ========


(a)  GAAP - Generally Accepted Accounting Principles.


Total debt to total capital ratio is calculated by dividing total debt by total debt plus stockholders' equity. Management believes that total debt to total capital ratio is useful to investors because it is helpful in determining a company's leverage. Management also believes that since it has the ability to and may elect to use a portion of cash and cash equivalents to retire debt or incur additional expenditures without increasing debt, it is appropriate to apply cash and cash equivalents to debt in calculating net debt to capital (Non-GAAP).

                            BURLINGTON RESOURCES INC.
                 RECONCILIATION OF GAAP TO NON-GAAP MEASURE (a)
                        RETURN ON CAPITAL EMPLOYED (ROCE)
                                 ($ IN MILLIONS)


Net Income - 2003                            $  1,218
Add:  Interest expense after tax                  211
                                             --------
Earnings before after-tax interest expense   $  1,429
                                             ========

                                             December    December
                                             31, 2003    31, 2002
                                             --------    --------
Total debt (GAAP)                            $  3,873    $  3,916
  Less:  Cash and cash equivalents                757         443
                                             --------    --------
Net debt (Non-GAAP)                             3,116       3,473

Stockholders' equity                            5,531       3,832
                                             --------    --------
Total adjusted capital                          8,647       7,305
  Plus: Cash and cash equivalents                 757         443
                                             --------    --------
Total Capital                                $  9,404    $  7,748
                                             ========    ========


ROCE (GAAP)                                      16.7%
Impact of cash and cash equivalents               1.2%
                                             --------
ROCE (Non-GAAP)                                  17.9%
                                             ========


(a)  GAAP - Generally Accepted Accounting Principles.


ROCE is defined as net income plus after-tax interest expense divided by average capital (total debt plus stockholders' equity). Above is a reconciliation of ROCE calculated using net debt (total debt less cash and cash equivalents) in the average capital calculation (considered Non-GAAP) compared to ROCE calculated using total debt in the average capital calculation. (Note: interest expense is taxed based on the company's effective tax rate.)

Management believes that ROCE is a useful measure because it indicates the return on all capital, which includes equity and debt, employed in the business. Since management has the ability to and may elect to use a portion of the cash and cash equivalents to retire debt, the debt balance has been reduced for cash and cash equivalents. Management also believes that ROCE is an additional measure of efficiency when considered in conjunction with return on equity which measures the return on only the shareholders' equity component of total capital employed.

                            BURLINGTON RESOURCES INC.
                        CONSOLIDATED STATEMENT OF INCOME
                                   (UNAUDITED)

                                                                                            FOURTH QUARTER           YEAR ENDED
                                                                                          ------------------    ------------------
                                                                                            2003       2002       2003       2002
                                                                                          -------    -------    -------    -------
                                                                                           (In Millions, Except per Share Amounts)
Revenues ..............................................................................   $ 1,065    $   830    $ 4,311    $ 2,968
                                                                                          -------    -------    -------    -------

Costs and Other Income - Net
  Taxes Other than Income Taxes .......................................................        46         31        187        123
  Transportation Expense ..............................................................       107         88        408        354
  Production and Processing ...........................................................       143        102        475        467
  Depreciation, Depletion and Amortization ............................................       258        202        927        833
  Exploration Costs ...................................................................        77         72        252        286
  Impairment of Oil and Gas Properties ................................................        33         --         63         --
  Administrative ......................................................................        45         48        164        161
  Interest Expense ....................................................................        67         67        260        274
  Gain on Disposal of Assets ..........................................................       (10)        (1)        (8)       (68)
  Other Expense (Income) - Net ........................................................        --        (13)        13        (31)
                                                                                          -------    -------    -------    -------
      Total Costs and Other Income - Net ..............................................       766        596      2,741      2,399
                                                                                          -------    -------    -------    -------

Income Before Income Taxes and Cumulative Effect of Change in Accounting Principle ....       299        234      1,570        569
Income Tax Expense (Benefit) ..........................................................      (105)        77        293        115
                                                                                          -------    -------    -------    -------

Income Before Cumulative Effect of Change in Accounting Principle .....................       404        157      1,277        454
Cumulative Effect of Change in Accounting Principle - Net .............................        --         --        (59)        --
                                                                                          -------    -------    -------    -------

Net Income ............................................................................   $   404    $   157    $ 1,218    $   454
                                                                                          =======    =======    =======    =======


Earnings per Common Share

Basic
    Before Cumulative Effect of Change in Accounting Principle ........................   $  2.05    $  0.78    $  6.42    $  2.26
    Cumulative Effect of Change in Accounting Principle - Net .........................        --         --      (0.30)        --
                                                                                          -------    -------    -------    -------
    Net Income ........................................................................   $  2.05    $  0.78    $  6.12    $  2.26
                                                                                          =======    =======    =======    =======

Diluted
    Before Cumulative Effect of Change in Accounting Principle ........................   $  2.04    $  0.78    $  6.38    $  2.25
    Cumulative Effect of Change in Accounting Principle - Net .........................        --         --      (0.30)        --
                                                                                          -------    -------    -------    -------
    Net Income ........................................................................   $  2.04    $  0.78    $  6.08    $  2.25
                                                                                          =======    =======    =======    =======

Basic Common Shares ...................................................................       197        201        199        201
                                                                                          =======    =======    =======    =======
Diluted Common Shares .................................................................       198        202        200        202
                                                                                          =======    =======    =======    =======



 This statement should be read in conjunction with the attached press release.

                            BURLINGTON RESOURCES INC.
                            SALES VOLUMES AND PRICES

                                                           2003                     2002
                                          -------------------------------------   -------             Year Ended
                                           First    Second     Third     Fourth   Fourth    -----------------------------
                                          Quarter   Quarter   Quarter   Quarter   Quarter     2003       2002       2001
                                          -------   -------   -------   -------   -------   -------    -------    -------
SALES VOLUMES
   Gas (MMCF/Day)
      U.S                                     867       875       848       870       917       865        949      1,121
      Canada                                  852       868       873       876       829       867        802        433
      Other International                     153       136       168       211       137       167        165        170
                                          -------   -------   -------   -------   -------   -------    -------    -------
             Worldwide                      1,872     1,879     1,889     1,957     1,883     1,899      1,916      1,724
                                          -------   -------   -------   -------   -------   -------    -------    -------
   NGLs (MBBLS/Day)
      U.S                                    35.7      34.6      35.9      43.1      32.7      37.4       32.7       34.6
      Canada                                 28.0      28.5      27.1      26.1      26.9      27.4       27.4       12.5
                                          -------   -------   -------   -------   -------   -------    -------    -------
             Worldwide                       63.7      63.1      63.0      69.2      59.6      64.8       60.1       47.1
                                          -------   -------   -------   -------   -------   -------    -------    -------
   Oil (MBBLS/Day)
      U.S                                    27.6      28.8      30.0      30.7      29.3      29.3       35.4       44.0
      Canada                                  5.1       5.2       5.2       4.9       4.7       5.1        7.8       11.9
      Other International                     6.6       6.7      12.1      22.9       3.3      12.1        5.9        7.3
                                          -------   -------   -------   -------   -------   -------    -------    -------
             Worldwide                       39.3      40.7      47.3      58.5      37.3      46.5       49.1       63.2
                                          -------   -------   -------   -------   -------   -------    -------    -------
             Total Equivalent (MMCFE/D)     2,490     2,502     2,551     2,723     2,464     2,567      2,571      2,386
                                          -------   -------   -------   -------   -------   -------    -------    -------

AVERAGE REALIZED PRICES
   Gas ($/MCF)
      U.S                                 $  5.27   $  4.94   $  4.91   $  4.38   $  3.96   $  4.87    $  3.39    $  3.99
      Canada                                 5.72      5.34      4.90      4.57      3.86      5.12       3.17       4.60
      Other International                    3.02      2.72      2.46      3.81      2.67      3.07       2.27       2.83
                                          -------   -------   -------   -------   -------   -------    -------    -------
   Combined including hedging                5.29      4.96      4.68      4.40      3.82      4.83       3.20       4.03
      Hedging loss (gain)                    0.23      0.07      0.04      0.03      0.01      0.09      (0.16)      0.48
                                          -------   -------   -------   -------   -------   -------    -------    -------
   Combined before hedging                $  5.52   $  5.03   $  4.72   $  4.43   $  3.83   $  4.92    $  3.04    $  4.51
                                          -------   -------   -------   -------   -------   -------    -------    -------
   NGLs ($/BBL)
      U.S                                 $ 19.54   $ 17.26   $ 17.81   $ 18.96   $ 14.78   $ 18.42    $ 13.23    $ 14.75
      Canada                                25.31     20.07     23.88     23.16     17.89     23.08      15.92      22.50
                                          -------   -------   -------   -------   -------   -------    -------    -------
   Combined                               $ 22.07   $ 18.53   $ 20.42   $ 20.54   $ 16.18   $ 20.40    $ 14.46    $ 16.79
                                          -------   -------   -------   -------   -------   -------    -------    -------
   Oil ($/BBL)
      U.S                                 $ 30.87   $ 26.93   $ 27.66   $ 27.09   $ 23.98   $ 28.08    $ 23.16    $ 22.63
      Canada                                35.68     27.96     32.30     28.52     31.90     31.11      28.32      26.51
      Other International                   20.32     29.74     23.67     22.48     24.31     23.49      24.30      23.42
                                          -------   -------   -------   -------   -------   -------    -------    -------
   Combined including hedging               29.74     27.53     27.16     25.40     25.01     27.22      24.11      23.45
      Hedging loss (gain)                    0.44        --        --        --        --      0.09      (0.18)      1.10
                                          -------   -------   -------   -------   -------   -------    -------    -------
   Combined before hedging                $ 30.18   $ 27.53   $ 27.16   $ 25.40   $ 25.01   $ 27.31    $ 23.93    $ 24.55
                                          -------   -------   -------   -------   -------   -------    -------    -------

                                                        OIL (MMBbls)                                 NGL (MMBBbls)
                                              ----------------------------------------    ---------------------------------------
                                                USA      CANADA      INT'L.     TOTAL       USA      CANADA      INT'L.    TOTAL
                                              -------    -------    -------    -------    -------    -------    -------   -------
PROVED DEVELOPED AND UNDEVELOPED RESERVES
              JANUARY 1, 2001                   204.2       57.5       70.0      331.7      222.2       44.0         --     266.2
-------------------------------------------   -------    -------    -------    -------    -------    -------    -------   -------
       Revision of previous estimates           (10.7)      (0.6)       0.4      (10.9)       5.8      (12.9)        --      (7.1)
                                              -------    -------    -------    -------    -------    -------    -------   -------
Extensions, discoveries and other additions      66.7        2.9        2.5       72.1        9.6        4.8         --      14.4
                                              -------    -------    -------    -------    -------    -------    -------   -------
                 Production                     (16.1)      (4.3)      (2.7)     (23.1)     (12.6)      (4.6)        --     (17.2)
                                              -------    -------    -------    -------    -------    -------    -------   -------
       Purchases of reserves in place             0.4        1.2        0.8        2.4        2.7       16.4         --      19.1
                                              -------    -------    -------    -------    -------    -------    -------   -------
         Sales of reserves in place              (0.2)      (0.1)        --       (0.3)        --         --         --        --
-------------------------------------------   -------    -------    -------    -------    -------    -------    -------   -------

             DECEMBER 31, 2001                  244.3       56.6       71.0      371.9      227.7       47.7         --     275.4
-------------------------------------------   -------    -------    -------    -------    -------    -------    -------   -------
       Revision of previous estimates            (2.0)      (1.4)      (1.6)      (5.0)       9.8       14.7         --      24.5
                                              -------    -------    -------    -------    -------    -------    -------   -------
Extensions, discoveries and other additions       2.8        5.3        6.3       14.4       15.7        9.2         --      24.9
                                              -------    -------    -------    -------    -------    -------    -------   -------
                 Production                     (13.0)      (2.8)      (2.1)     (17.9)     (11.9)     (10.0)        --     (21.9)
                                              -------    -------    -------    -------    -------    -------    -------   -------
       Purchases of reserves in place             1.2         --       19.9       21.1         --        0.2         --       0.2
                                              -------    -------    -------    -------    -------    -------    -------   -------
         Sales of reserves in place             (46.1)     (43.3)      (7.2)     (96.6)      (0.9)      (2.0)        --      (2.9)
-------------------------------------------   -------    -------    -------    -------    -------    -------    -------   -------

             DECEMBER 31, 2002                  187.2       14.4       86.3      287.9      240.4       59.8         --     300.2
-------------------------------------------   -------    -------    -------    -------    -------    -------    -------   -------
       Revision of previous estimates            (4.9)       0.4        1.7       (2.8)      19.8       (0.7)        --      19.1
                                              -------    -------    -------    -------    -------    -------    -------   -------
Extensions, discoveries and other additions      11.0        2.8         --       13.8       22.9       12.0         --      34.9
                                              -------    -------    -------    -------    -------    -------    -------   -------
                 Production                     (10.7)      (1.9)      (4.4)     (17.0)     (13.6)     (10.0)        --     (23.6)
                                              -------    -------    -------    -------    -------    -------    -------   -------
       Purchases of reserves in place             0.5        0.1         --        0.6        0.6        0.3         --       0.9
                                              -------    -------    -------    -------    -------    -------    -------   -------
         Sales of reserves in place              (0.3)      (0.1)        --       (0.4)      (0.5)      (0.1)        --      (0.6)
-------------------------------------------   -------    -------    -------    -------    -------    -------    -------   -------

             DECEMBER 31, 2003                  182.8       15.7       83.6      282.1      269.6       61.3         --     330.9
-------------------------------------------   -------    -------    -------    -------    -------    -------    -------   -------

         PROVED DEVELOPED RESERVES
-------------------------------------------   -------    -------    -------    -------    -------    -------    -------   -------
              January 1, 2001                   169.7       43.0       10.4      223.1      177.6       35.5         --     213.1
                                              -------    -------    -------    -------    -------    -------    -------   -------
             December 31, 2001                  163.7       38.4        8.8      210.9      175.5       39.3         --     214.8
                                              -------    -------    -------    -------    -------    -------    -------   -------
             December 31, 2002                  155.2       12.9       12.9      181.0      179.2       53.1         --     232.3
                                              -------    -------    -------    -------    -------    -------    -------   -------
             December 31, 2003                  176.5       13.1       50.8      240.4      188.6       50.8         --     239.4
-------------------------------------------   -------    -------    -------    -------    -------    -------    -------   -------
                                                        GAS (BCF)                           BCFE
                                              ----------------------------------------    ---------
                                                USA      CANADA      INT'L.     TOTAL     WORLDWIDE
                                              -------    -------    -------    -------    ---------
PROVED DEVELOPED AND UNDEVELOPED RESERVES
              JANUARY 1, 2001                   4,884      1,189        729      6,802       10,389
-------------------------------------------   -------    -------    -------    -------    ---------
       Revision of previous estimates             107        (66)       (35)         6         (102)
                                              -------    -------    -------    -------    ---------
Extensions, discoveries and other additions       253        165         58        476          995
                                              -------    -------    -------    -------    ---------
                 Production                      (409)      (158)       (62)      (629)        (871)
                                              -------    -------    -------    -------    ---------
       Purchases of reserves in place              59      1,007        207      1,273        1,402
                                              -------    -------    -------    -------    ---------
         Sales of reserves in place                (2)        (1)        --         (3)          (5)
-------------------------------------------   -------    -------    -------    -------    ---------

             DECEMBER 31, 2001                  4,892      2,136        897      7,925       11,808
-------------------------------------------   -------    -------    -------    -------    ---------
       Revision of previous estimates             (14)      (140)       (11)      (165)         (48)
                                              -------    -------    -------    -------    ---------
Extensions, discoveries and other additions       350        341         85        776        1,012
                                              -------    -------    -------    -------    ---------
                 Production                      (346)      (293)       (60)      (699)        (938)
                                              -------    -------    -------    -------    ---------
       Purchases of reserves in place             153        268         --        421          549
                                              -------    -------    -------    -------    ---------
         Sales of reserves in place              (282)       (16)       (70)      (368)        (965)
-------------------------------------------   -------    -------    -------    -------    ---------

             DECEMBER 31, 2002                  4,753      2,296        841      7,890       11,418
-------------------------------------------   -------    -------    -------    -------    ---------
       Revision of previous estimates             (88)       (57)       (45)      (190)         (91)
                                              -------    -------    -------    -------    ---------
Extensions, discoveries and other additions       425        427         54        906        1,198
                                              -------    -------    -------    -------    ---------
                 Production                      (315)      (317)       (61)      (693)        (937)
                                              -------    -------    -------    -------    ---------
       Purchases of reserves in place             131          9         79        219          228
                                              -------    -------    -------    -------    ---------
         Sales of reserves in place               (54)        (4)        --        (58)         (64)
-------------------------------------------   -------    -------    -------    -------    ---------

             DECEMBER 31, 2003                  4,852      2,354        868      8,074       11,752
-------------------------------------------   -------    -------    -------    -------    ---------

         PROVED DEVELOPED RESERVES
-------------------------------------------   -------    -------    -------    -------    ---------
              January 1, 2001                   3,903        960        251      5,114        7,731
                                              -------    -------    -------    -------    ---------
             December 31, 2001                  3,771      1,758        384      5,913        8,467
                                              -------    -------    -------    -------    ---------
             December 31, 2002                  3,617      1,836        263      5,716        8,196
                                              -------    -------    -------    -------    ---------
             December 31, 2003                  3,715      1,837        322      5,874        8,753
-------------------------------------------   -------    -------    -------    -------    ---------

                                      -11-